UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 2, 2010

CLEARWIRE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-34196 (Commission File Number)	56-2408571 (I.R.S. Employer Identification No.)
4400 Carillon Point, Kirkland, WA 98033
(Address of Principal Executive Offices) (Zip Code)
(425) 216-7600
(Registrant’s Telephone Number, Including Area Code)
Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     As previously disclosed, on November 9, 2009, Clearwire Corporation (the “Company”) entered into an Investment Agreement (the “Investment Agreement”) with Clearwire Communications LLC (“Clearwire Communications”), Sprint Nextel Corporation (“Sprint”), Intel Corporation (“Intel”), Comcast Corporation (“Comcast”), Time Warner Cable Inc. (“Time Warner Cable”), Eagle River Holdings, LLC (“Eagle River”), and Bright House Networks, LLC (“Bright House Networks” and, collectively with Sprint, Comcast, Time Warner Cable, Intel and Eagle River, the “Participating Equityholders”), setting forth the terms and conditions upon which the Participating Equityholders would make an investment in the Company and Clearwire Communications in an aggregate amount of approximately $1.56 billion (the “Private Placement”).
     On March 2, 2010, Clearwire received approximately $66 million from the purchase of Class B non-voting common interests in Clearwire Communications (“Clearwire Communications Class B Common Interests”) and voting equity interests in Clearwire Communications (“Clearwire Communications Voting Interests”) in connection with the consummation of the third and final phase of the Private Placement (the “Third Investment Closing”). At the Third Investment Closing, in exchange for the purchase by Sprint, Comcast, Time Warner Cable and Bright House Networks of Clearwire Communications Class B Common Interests and Clearwire Communications Voting Interests in amounts exceeding their respective Percentage Interest (as defined in the Equityholders’ Agreement, dated as of November 28, 2008, by and among the Company and certain affiliates of the Participating Equityholders and Google, Inc.), which was determined immediately prior to the consummation of the first phase of the Private Placement on November 13, 2009, Clearwire Communications paid a fee (an “Over-Allotment Fee”) to Sprint, Comcast, Time Warner Cable and Bright House Networks of approximately $3.2 million, in the aggregate. Clearwire Communications delivered the applicable Over-Allotment Fee to Sprint, one-half in cash and one-half in the form of Clearwire Communications Class B Common Interests valued at $7.33 per interest and an equal number of Clearwire Communications Voting Interests, and to Comcast, Time Warner Cable and Bright House Networks in cash. Immediately following the receipt by the Participating Equityholders of Clearwire Communications Voting Interests and Clearwire Communications Class B Common Interests at the Third Investment Closing, each of the Participating Equityholders contributed to the Company its Clearwire Communications Voting Interests in exchange for an equal number of shares of Class B common stock, par value $0.0001 per share, of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEARWIRE CORPORATION
Dated: March 2, 2010	By:	/s/ Erik E. Prusch
Erik E. Prusch
Chief Financial Officer